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                                                                Exhibit 11


                          THE B.F. GOODRICH COMPANY

          EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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
                                               Three months ended June 30,         Six months ended June 30,
                                               ---------------------------         -------------------------
                                                1995              1994              1995              1994
                                                ----              ----              ----              ----
                                                     (Dollars in millions, except per share amounts)
PRIMARY EARNINGS PER SHARE:

  Number of Shares:
  Average number of shares outstanding       25,898,215        25,698,734        25,848,191        25,670,678
  Effect of dilutive stock options              105,778            36,756            75,345            26,393
                                         --------------    --------------    --------------    --------------
  Total average number of common and common
    equivalent shares outstanding            26,003,993        25,735,490        25,923,536        25,697,071
                                         ==============    ==============    ==============    ==============

  Income:
  Net income                             $         44.3    $         18.5    $         61.9    $         23.4
  Dividends on preferred stocks                    (2.0)             (2.0)             (3.9)             (4.0)
                                         --------------    --------------    --------------    --------------
  Net income applicable to Common Stock  $         42.3    $         16.5    $         58.0    $         19.4
                                         ==============    ==============    ==============    ==============


  Net income per share                   $         1.63    $         0.64    $         2.24    $         0.75
                                         ==============    ==============    ==============    ==============



FULLY DILUTED EARNINGS PER SHARE:

  Number of Shares:
  Average number of common shares
    outstanding from above                   25,898,215        25,698,734        25,848,191        25,670,678
  Effect of dilutive stock options -
    based on the treasury method using
    last day's market price, if higher
    than average market price                   171,644            36,791           172,686            26,648
  Average number of shares of Common
    Stock issuable if Convertible Preferred
    Stock was converted                       1,999,800                 - (A)     1,999,800                 - (A)
                                         --------------    --------------    --------------    --------------
  Total average number of common and common
    equivalent shares outstanding            28,069,659        25,735,525        28,020,677        25,697,326
                                         ==============    ==============    ==============    ==============

  Income:
  Net income                             $         44.3    $         18.5    $         61.9    $         23.4
  Dividends on Preferred Stocks                    (2.0)             (2.0)             (3.9)             (4.0)
  Restore dividend on Convertible
    Preferred Stock                                 2.0                 - (A)           3.9                 - (A)
                                         --------------    --------------    --------------    --------------
  Net income applicable to Common Stock  $         44.3    $         16.5    $         61.9    $         19.4
                                         ==============    ==============    ==============    ==============



  Net income per share                   $         1.58    $         0.64    $         2.21    $         0.75
                                         ==============    ==============    ==============    ==============

(A) Anti-Dilutive

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